CATOOSA SENIOR VILLAGE, LP

                              FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

                           CATOOSA SENIOR VILLAGE, LP


                                TABLE OF CONTENTS


                                                                           PAGE


Independent auditors' report                                                   1

Financial statements:

      Balance sheets                                                           2

      Statements of operations                                                 3

      Statements of changes in partners' equity (deficit)                      4

      Statements of cash flows                                                 5

      Notes to financial statements                                        6 - 8

Supplemental information:

      Schedule of certain expenses                                       10 - 11

                                     HA&W
              Certifield Public Accountants and Business Advisors


                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------




To the Partners
Catoosa Senior Village, LP

We have audited the accompanying balance sheets of CATOOSA SENIOR VILLAGE, LP (a limited partnership) as of December 31, 2004 and 2003, and the related statements of operations, changes in partners' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CATOOSA SENIOR VILLAGE, LP as of December 31, 2004 and 2003, and the results of its operations, its changes in partners' equity (deficit), and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/Habif, Arogeti & Wynne, LLP

Atlanta, Georgia

February 28, 2005







                          Habif, Arogeti & Wynne, LLP
 Glenridge Highland Two* 5565 Glenridge Connector * Suit Atlanta, Georgia 30342
                404.892.9651 * Fax 404.876.3913 * WWW.hawcpa.com


An Independent Member of Baker Tilly International* Certified Public Accountants

                           CATOOSA SENIOR VILLAGE, LP
                                 BALANCE SHEETS
                                  DECEMBER 31,

                                     ASSETS

                                                                                           2004                   2003
                                                                                      ---------------       ---------------

Property and equipment, at cost
----------------------
   Land                                                                             $      1,038,645      $      1,038,654
   Building                                                                                3,531,798                     0
   Equipment                                                                                 238,717               237,267
   Construction in progress                                                                        0             3,531,798
                                                                                      ---------------       ---------------
                                                                                           4,809,160             4,807,710
        Accumulated depreciation                                                            (201,107)               50,277
                                                                                      ---------------       ---------------

                                                                                           4,608,053             4,757,433
                                                                                      ---------------       ---------------

Other assets
------------
   Cash, operating                                                                            67,140                22,872
   Cash, tax and insurance                                                                    29,894                23,041
   Accounts receivable                                                                             1                    19
   Tenant security deposits                                                                   16,564                17,876
   Prepaid expenses                                                                            7,608                 6,339
   Monitoring fee, net of accumulated amortization
       $2,507 and $627 for 2004 and 2003, respectively                                        25,693                27,573
   Operating deficit reserve                                                                 103,009                86,731
                                                                                      ---------------       ---------------

                                                                                             249,909               184,451
                                                                                      ---------------       ---------------

                                                                                         $ 4,857,962             4,941,884
                                                                                      ===============       ===============

                   LIABILITIES AND PARTNERS' EQUITY (DEFICIT)
                   ------------------------------------------


Current liabilities
-------------------
   Accounts payable and accrued expenses                                            $            552      $          3,634
   Current portion long term debt                                                             17,480                     0
   Construction loan payable                                                                       0             2,382,000
   Prepaid rents                                                                                   1                 3,371
   Tenant security deposits                                                                   16,564                17,876
                                                                                      ---------------       ---------------

        Total current liabilities                                                             34,597             2,406,881
                                                                                      ---------------       ---------------

Long-term debt
--------------
   Due to developer                                                                           98,831               574,000
   State Home Mortgage                                                                     2,348,636                     0
                                                                                      ---------------       ---------------

                                                                                           2,447,467               574,000
                                                                                      ---------------       ---------------
Partners' equity (deficit)                                                                 2,375,898             1,961,003
-------------------------                                                             ---------------       ---------------

                                                                                    $      4,857,962       $     4,941,884
                                                                                      ===============       ===============


                   See auditors' report and accompanying notes

                           CATOOSA SENIOR VILLAGE, LP
                            STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDED DECEMBER 31, 2004

                                                                                           2004                   2003
                                                                                      ---------------       ----------------

Income from rental operations
-----------------------------
   Gross rent potential                                                             $        219,170       $         91,879
   Vacancies and rental concessions                                                           (3,801)                (2,943)
   Other rental income                                                                           520                     22
                                                                                      ---------------       ----------------
                                                                                             215,889                 88,958
                                                                                      ----------------      ----------------
Operating expenses
------------------
   Administrative and marketing                                                                2,064                  2,072
   Management fees                                                                            21,731                  8,494
   Repairs and maintenance                                                                    39,423                 16,364
   Utilities                                                                                  19,801                  5,983
   Real estate taxes                                                                          24,632                  1,765
   Insurance                                                                                   9,608                  9,198
   Administrative                                                                             39,999                 33,045
                                                                                      ---------------         --------------

                                                                                             157,258                 76,921
                                                                                      ---------------         --------------


        Net operating income                                                                  58,631                 12,037
                                                                                      ---------------         --------------


Other income (expenses)
-----------------------                                                                          961                     49
   Interest income                                                                             (1880)                  (627)
   Amortization                                                                             (150,830)               (50,277)
   Depreciation                                                                              (21,769)                     0
   Interest                                                                           ---------------         -------------

                                                                                            (173,518)               (50,855)
                                                                                      ---------------         -------------

        Net loss                                                                    $       (114,887)      $        (38,818)
                                                                                      ===============         =============


                   See auditors' report and accompanying notes

                           CATOOSA SENIOR VILLAGE, LP
               STATEMENTS OF CHANGES IN PARTNERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                            General                      Limited
                                                            Partners                     Partners               Total
                                                       --------------                   ------------          ------------


Partner's equity (deficit),
     December 31, 2002                                 $         10                    $  1,632,504          $  1,632,514




Contributions                                                     0                         367,307               367,307




Net income (loss)                                              (388)                        (38,430)              (38,818)
                                                         --------------                   ------------          ------------




Partners' equity (deficit)
     December 31, 2003                                         (378)                       1,961,381             1,961,003




Contributions                                                     0                          529,782               529,782




Net income (loss)                                            (1,149)                        (113,738)             (114,887)
                                                         --------------                  ------------          ------------




Partners' equity (deficit)
     December 31, 2004                                 $     (1,527)                   $  2,377,425          $  2,375,898
                                                         ==============                  ============          ============

                   See auditors' report and accompanying notes

                           CATOOSA SENIOR VILLAGE, LP
                             STATEMENT OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,

                           Increase (Decrease) In Cash

                                                                                              2004                 2003
                                                                                        ---------------       -------------
Cash flows from operating activities
   Net income (loss)                                                                   $    (114,887)         $    (38,818)
                                                                                        ---------------       -------------
        Adjustments to reconcile net income (loss) to
           net cash provided (used) by operating activities
              Amortization                                                                     1,880                   627
              Depreciation                                                                   150,830                50,277
              Change in accounts receivable                                                       18                   (19)
              Change in prepaid expenses                                                      (1,269)               (6,339)
              Change in accounts payable and accrued expenses                                 (3,082)             (143,028)
              Change in prepaid rent                                                          (3,370)                3,371
              Change in other accruals                                                             0              (288,262)
                                                                                        ---------------       -------------

                  Total adjustments                                                          145,007              (383,373)
                                                                                        ---------------       -------------

                      Net cash provided (used) by operating activities                        30,120              (422,191)
                                                                                        ---------------       -------------

Cash flow from investing activities
   Investment in rental property                                                              (1,450)             (542,849)
   Investment in monitoring fees                                                                   0               (28,200)
   Net (deposits) releases to/from tax and insurance escrow                                   (6,853)              (23,041)
   Net (deposits) release to/from operating reserve                                          (16,278)              (86,731)
                                                                                        ---------------       -------------

        Net cash provided (used) by investing activities                                     (24,581)             (680,821)
                                                                                        ---------------       -------------

Cash flows from financing activities
   Proceeds from issuance of construction loan                                                     0               732,333
   Principal payment on State Home loan                                                      (15,884)                    0
   Payment to developer                                                                     (475,169)                    0
   Capital contribution                                                                      529,782               367,307
                                                                                        ---------------       -------------

        Net cash provided (used) by financing activities                                      38,729             1,099,640
                                                                                        ---------------       -------------

              Net increase (decrease) in cash                                                 44,268                (3,372)

Cash, beginning of year                                                                       22,872                26,244
                                                                                        ---------------       -------------

              Cash, end of year                                                        $      67,140          $     22,872
                                                                                        ===============       =============

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

                                                                                               2004                 2003
                                                                                         ---------------      ---------------

Cash paid during the years for interest on mortgage                                    $      21,769          $          0
                                                                                         --------------       ----------------



                   See auditors' report and accompanying notes

                           CATOOSA SENIOR VILLAGE, LP
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


Note A
Organization and Summary of Significant Accounting Policies
-----------------------------------------------------------

Catoosa Senior Village, LP (the Partnership) was organized as a limited partnership under the laws of the state of Georgia in 2001. The Partnership was formed to develop, construct, own, maintain and operate a low- and moderate-income apartment complex known as Catoosa Senior Village (the Project), a 60-unit rental project located in Calhoun, Georgia.

The following significant accounting policies have been followed in the preparation of the financial statements:

a. Basis of Accounting:
   --------------------

     The financial statements of the Partnership are prepared on the accrual basis of accounting and in accordance with generally accepted accounting principles.

b.   Tenant Rent Receivables:
     ------------------------

     Management considers tenant rent receivables to be fully collectible; accordingly, no allowance for doubtful accounts is required. Uncollectible rent receivables are charged to operations upon management's determination that collection of the receivable is unlikely.

c.   Use of Estimates:
     -----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d.   Rental Property:
     ----------------

     Property and equipment have been recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations using the straight-line method over their estimated service lives of 40 years for buildings, 10 years for equipment and 15 years for land improvements.

     Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income.

e.   Income Taxes:
     -------------

     Income or loss of the Partnership is allocated .01% to the general partner and 99.99% to the limited partners. No income tax provision has been included in the financial statements since income or loss of the Partnership is required to be reported by the partners on their respective income tax returns.

                           CATOOSA SENIOR VILLAGE, LP
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


f.   Rental income:
     --------------

     Rental income is recognized for residential units as they accrue. Rental payments received in advance are deferred until earned. All leases between the Partnership and tenants of the property are operating leases.

g.   Amortization:
     -------------

     Compliance monitoring fees are being amortized on the straight-line method of 15 years, which approximates the effective yield, over the life of the related loans.

Note B
Construction Loan Payable
-------------------------

Georgia Department of Community Affairs:

The Partnership secured a construction loan of $2,382,000 from the Georgia Department of Community Affairs for the purpose of funding the construction costs of the Project. The loan accrues interest at 0.00% per annum until the conversion date, the construction loan maturity date. If the construction loan is converted to a permanent loan when the interest rate will be 1% computed on basis of a 360-day year. The note is collateralized by a deed to secure debt on rental property.

Note C
Mortgage Payable
----------------

                                                                                     2004             2003
                                                                                -------------    ------------
The Partnership  has a   mortgage note  with   the   Georgia
department  of   Community Affairs ( State   Home  Bank)  in
the original  amount  of  $817,000  secured  by  a  deed  of trust on the rental property. The mortgage bears an interest rate of 1% per annum with monthly  installments of $3,423.01
for 240 months maturing March 1, 2024.                                          $ 2,366,116      $          0

Aggregate annual maturities for the notes payable over each of the next five years are as follows:

             December 31                                                                     Amount
            -------------                                                           -----------------------

               2005                                                                                 $17,480
               2006                                                                   17,656
               2007                                                                   17,833
               2008                                                                   18,012
               2009                                                                   14,541
               2010 - thereafter                                                   2,280,594
                                                                                   ---------
                                                                                                    2,348,636
                                                                                                    ---------
                                                                                                  $ 2,366,116
                                                                                                    ---------

Note D
Development Fees
----------------

The developer, an affiliate of the general partner of the Partnership, will receive a developer's fee of $574,000 for its services during the development and construction of the Project. The fee is to be paid in installments as defined in the development agreement. As of December 31, 2004 and 2003, $98,831 and $574,000, respectively, of this fee remained payable at year end. The developer's fee has been capitalized into the building basis.

Note E
Partnership Profits, Losses and Distributions
---------------------------------------------

Operating profits and losses are allocated 99.99% to the limited partners and ..01% to the general partner. Tax credits are to be allocated 99.99% to the limited partners and .01% to the general partner. Profit or loss and cash distributions from sales of property will be allocated as formulated in the partnership agreement.

Note F
Commitments and Contingencies
-----------------------------

The Partnership's low-income housing credits are contingent on the Projects ability to maintain compliance with applicable sections of Section 42. Failure to maintain compliance with occupant eligibility, and/or unit gross rent or to correct noncompliance within a specified time period could result in recapture of previously taken tax credits plus interest. In addition, such potential noncompliance may require an adjustment to the contributed capital by the limited partner.

                            SUPPLEMENTAL INFORMATION

                           CATOOSA SENIOR VILLAGE, LP
                          SCHEDULES OF CERTAIN EXPENSES
                   FOR THE YEARS ENDED DECEMBER 2004 AND 2003

                                                                                             2004                 2003
                                                                                        ---------------    -----------------
Revenue
   Gross rental revenue                                                                 $    219,170       $         91,879
   Less: Vacancies                                                                            (3,801)                (2,943)
   Less: Miscellaneous                                                                             0                      0
                                                                                        ---------------     ----------------

       Subtotal                                                                              215,369                 88,936

Vacancy percentage                                                                             1.73%                  3.02%

Tenant late fees                                                                                  50                      0
Tenant charges for damages                                                                       468                      0
Interest income                                                                                  961                     49
Miscellaneous income                                                                               2                     22
                                                                                        ---------------    -----------------

        Total revenue                                                                        216,850                 89,007
                                                                                        ---------------    -----------------

EXPENSES
   Advertising                                                                                 2,064                  2,072
   Professional fees                                                                           5,090                    275
   Office expenses                                                                             2,776                  3,557
   Office furniture and equipment                                                                  0                  8,788
   Other854                                                                                    4,906                    795
   Payroll taxes                                                                               3,870                  2,794
   Telephone                                                                                   5,462                  4,023
   Travel                                                                                        737                    468
                                                                                                 660                     60
                                                                                        ---------------    -----------------

        General and administrative subtotal                                                   25,565                 22,832
                                                                                        ---------------    -----------------

Cable                                                                                            387                     26
Decorating/improvements                                                                        1,000                      0
Garbage and trash                                                                                761                  1,246
Electric                                                                                       2,613                  1,218
Insurance                                                                                     12,517                  3,650
Grounds                                                                                        9,608                  9,198
Maintenance                                                                                    7,105                  3,049
Payroll                                                                                        4,588                    813
Pest control                                                                                  22,200                  9,872
Security                                                                                       1,155                     33
Water and sewer                                                                                    0                    132
Real estate taxes                                                                              6,897                  2,307
Manager payroll                                                                               24,632                  1,765
Management fee                                                                                16,499                 12,286
                                                                                              21,731                  8,494
                                                                                        ---------------    -----------------

   Operating expenditure subtotal                                                            131,693                 54,089
                                                                                        ---------------    -----------------

        Total expenses                                                                       157,258                 76,921
                                                                                        ---------------    -----------------

   Net operating income                                                                 $     59,592       $         12,086
                                                                                        ===============    ==================

   Replacement reserve                                                                  $          0       $              0
                                                                                        ---------------    ------------------

   Income to service debt                                                               $     59,592       $         12,086
                                                                                        ---------------    -----------------
 Debt Service #1                                                                        $     37,653                      0
                                                                                        ---------------    -----------------

                   See auditors' report and accompanying notes

                           CATOOSA SENIOR VILLAGE, LP
                          SCHEDULES OF CERTAIN EXPENSES
                   FOR THE YEARS ENDED DECEMBER 2004 AND 2003

                                                                                            2004                   2003
                                                                                      -----------------      ---------------
Summary of Operating and Administrative Expenses
------------------------------------------------
    General and administrative                                                       $         25,565        $       22,832
                                                                                      -----------------      ---------------
    Utilities                                                                                  22,414                 7,201
                                                                                      -----------------      ---------------
    Payroll                                                                                    38,699                22,290
                                                                                      -----------------      ---------------
    Maintenance                                                                                14,609                 5,141
                                                                                      -----------------      ---------------
    Management fees                                                                            21,731                 8,494
                                                                                      -----------------      ---------------
    Tax                                                                                        24,632                 1,765
                                                                                      -----------------      ---------------
    Insurance                                                                                   9,608                 9,198
                                                                                      -----------------      ---------------
        Total expenses                                                               $        157,258        $       76,921
                                                                                      =================      ===============
Revenue growth rate                                                                              144%                   NA%
Expense growth                                                                                   104%                   NA%
    Total number of units 60                      Per-unit replacement reserve       $              0        $            0
                                                                                      -----------------      ---------------





                                      -11-